Exhibit 99.2

Filed Pursuant to Rule 425

Filing Person: Centra Software, Inc.

Commission File No.: 000-27861

Subject Company: Centra Software, Inc.

Commission File No.: 000-27861

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about the mergers and regarding the timing of the closing of the mergers. These forward-looking statements involve important risk factors that could cause actual results to differ materially from those in the forward-looking statements. These risk factors include, but are not limited to, risks and uncertainties relating to the Company’s announced plan to combine with Saba Software, Inc., including but not limited to: the possibility that the market for the sale of certain products and services may not develop as expected; the possibility that the proposed merger does not close; unanticipated delays in completing the merger; the possibility that the parties will be unable to successfully execute their integration strategies or achieve planned synergies; the possibility that prior to the closing of the transaction, the businesses of both Saba and Centra might suffer due to customer uncertainty; unanticipated delays and difficulties in the integration of the two companies’ technologies; unanticipated costs relating to the transaction and the integration of the two companies; and other risks. These risk factors also include risks and uncertainties relating to Centra’s ongoing business, including uncertainty about the Company’s ability to successfully execute its strategic plan and sustain profitability, the Company’s ability to control costs and the effect of the Company’s cost-cutting measures on its operations, uncertainty of market reaction to the Company’s sales and marketing efforts, product demand for and market acceptance of the Centra 7.5 platform, the possibility of defects in our products, which could delay or prevent market acceptance of such products, the Company’s ability to sell and deliver its online learning and training solutions, add-on modules and other future products, the effect of economic conditions generally on the market for IT spending and for the Company’s products, the impact of competitive products and pricing, technological difficulties or other factors outside the control of the Company. There is no assurance that the Company will be able to implement its growth and operating plans as anticipated, or achieve its revenue and earnings goals. For a description of additional risks, and uncertainties, please refer to Centra’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the three months ended June 30, 2005, which are available at www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. Centra undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information

Saba and Centra will file a joint proxy statement/prospectus with the SEC in connection with the proposed mergers. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding Saba, Centra, the proposed mergers, the persons soliciting proxies in connection with the proposed mergers on behalf of Saba and Centra and the interests of those persons in the proposed mergers and related matters. Saba and Centra intend to mail the joint proxy statement/prospectus to their respective stockholders once the registration statement containing the joint proxy statement/prospectus is declared effective by the SEC. Investors and security holders will be able to obtain a copy of the joint proxy statement/prospectus and other documents filed by Saba and Centra with the SEC free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Saba are available free of charge by contacting Saba Investor Relations, 2400 Bridge Parkway, Redwood Shores, California 94065, (650) 581-2500, and documents filed with the SEC by Centra are available free of charge by contacting Centra Investor Relations, 430 Bedford Street, Lexington, Massachusetts 02420, (781) 861-7000.

Participants in Solicitation

Saba and Centra, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Saba and Centra in connection with the proposed mergers and related items. Information regarding the directors and executive officers of Saba and their ownership of Saba shares is set forth in the proxy statement for Saba’s annual meeting of stockholders to be held November 3, 2005. Information regarding the directors and executive officers of Centra and their ownership of Centra stock is set forth in Centra’s proxy statement for Centra’s 2005 annual meeting of stockholders. Investors may obtain additional information regarding the interests of those participants by reading the joint proxy statement/prospectus when it becomes available.

Script of conference call follows:

Operator

Welcome to the Centra Software third quarter 2005 earnings conference call. At this time, for opening remarks and introductions I would like to turn the call over to Kristine Mozes, investor relations for Centra. Kristine, please go ahead.

Kristine

Thank you and good morning everyone. In addition to this call being available by phone, it is being broadcast live via the investor relations page of Centra’s website at www.centra.com/investorrelations. A replay of this call will be available on the web site for 60 days. As we noted in yesterday’s press release, due to the company’s anticipated merger with Saba Software, we will not be conducting a Q&A session on this call. We refer you to the documents we filed with the SEC, and the proxy materials we anticipate filing with the SEC, for information regarding the proposed merger.

Yesterday, we issued our earnings press release and filed it with the SEC. The press release is also available on Centra’s website.

With me today are Leon Navickas, Centra’s chairman and CEO and Michelle Caggiano, Centra’s chief financial officer. Before I turn the call over to Michelle, I will read our safe harbor statement.

With the exception of the historical information contained in this conference call, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the beliefs and expectations of management regarding the Company’s future performance, the Company’s strategic initiatives, its ability to achieve and maintain a leadership position in conferencing and collaboration, demand for the Company’s software services and management’s goals and objectives regarding future results of operations. These statements reflect management’s beliefs and expectations as of the date of this statement, and involve risk and uncertainties that may cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, risks and uncertainties relating to the Company’s announced plan to combine with Saba Software, Inc., including but not limited to: the possibility that the market for the sale of certain products and services may not develop as expected; the possibility that the proposed merger does not close; unanticipated delays in completing the merger; the possibility that the parties will be unable to successfully execute their integration strategies or achieve planned synergies; the possibility that prior to the closing of the transaction, the businesses of both Saba and Centra might suffer due to customer uncertainty; unanticipated delays and difficulties in the integration of the two companies’ technologies; unanticipated costs relating to the transaction and the integration of the two companies; and other risks. These risk factors also include risks and uncertainties relating to Centra’s ongoing business, including uncertainty about the Company’s ability to successfully execute its strategic plan and sustain profitability, the Company’s ability to control costs, the effect of the Company’s cost-cutting measures on its operations, uncertainty of market reaction to the Company’s sales and marketing efforts, product demand for and market acceptance of the Centra 7.5 platform, the Company’s ability to sell and deliver its online learning and training solutions, add-on modules and other future products, the effect of economic conditions generally on the market for IT spending and for the Company’s products, the impact of competitive products and pricing, technological difficulties or other factors outside the control of the Company. There is no assurance that the Company will be able to implement its growth and operating plans as anticipated, or achieve its revenue and earnings goals.

For a description of additional risks, and uncertainties, please refer to the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the three months ended June 30, 2005 which are available at http://www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

I will now turn the call over to Michelle.

Michelle

Thank you, Kristine, and welcome everyone.

Contract bookings were $8.2 million in the third quarter of 2005, compared with $10.4 million in the third quarter of 2004, and $9.8 million in the second quarter of 2005.

Total revenues for the third quarter were $9.4 million, compared with $9.7 million in the third quarter of 2004 and $10.3 million in the second quarter of 2005.

In looking at the components of our revenues: license revenue for the third quarter of 2005 was $2.6 million, representing 27 percent of total revenues for the quarter. This compares with $2.8 million in the third quarter of 2004 and $3 million in the second quarter of 2005.

Software services revenues, which is composed of revenues from software delivered on an application service provider (or ASP) basis and from hosting services, was $2.5 million for the third quarter, or 27 percent of total revenues. This compares with $2.7 million in the third quarter a year ago and $2.6 million for the second quarter of 2005.

Maintenance and professional services revenues, including maintenance and support, consulting and education, were $4.3 million for the third quarter, or 46 percent of total revenues. This compares with $4.2 million for the third quarter of 2004 and $4.7 million for the second quarter of 2005.

Gross profit for the third quarter was $7.7 million, compared with $7.9 million in the third quarter of 2004 and $8.5 million in the second quarter of 2005.

Gross margin for the third quarter of 2005 was 81.8 percent, up from 81.2 percent for the third quarter of last year and down slightly from 82.5 percent in the second quarter of 2005.

Total operating expenses for the third quarter of 2005, were $7 million, down $1.5 million from $8.5 million that we reported last quarter.

Looking closer at expenses:

Sales and marketing expenses for the third quarter of 2005 were $3.1 million or 33 percent of revenues, compared with $3.9 million or 38 percent of revenues for last quarter. The sequential decrease was primarily due to the absence of our annual users conference costs incurred in the second quarter, and reduced headcount and travel related expenses. For the fourth quarter, we expect sales and marketing expenses to increase by approximately 15 to 20 percent sequentially primarily due to an increase in commissions generated from an anticipated increase in sales bookings, as well as increased spending in travel, marketing programs and annual incentives.

Product development expenses for the third quarter of 2005 were $2.1 million or 22 percent of revenues, which is a slight decrease from the $2.3 million or 22 percent of revenues for last quarter. For the fourth quarter, we are targeting product development expenses to remain relatively flat with the third quarter.

General and administrative expenses for the quarter were $1.8 million or 19 percent of revenues, down from the $2.4 million or 23 percent of revenues for the previous quarter. The decrease was primarily attributable to the absence of a severance expense in the third quarter, as well as a reduction in ongoing business-related legal costs and reduced headcount-related expenses. These decreases were offset by due diligence and legal costs of $310,000 related to our proposed merger with Saba Software. General and administrative expenses are expected to increase sequentially due to merger related costs. The exact amount will be dependant on the timing of the closing of the merger.

Net income for the third quarter of 2005 was $795,000 or 3 cents per share. Net income improved by $647,000 sequentially and net loss improved by $2.6 million from a year ago.

Now let’s turn to the balance sheet.

Cash and investments decreased during the quarter by $1.5 million to $24.5 million at September 30th, compared with $26 million at June 30, 2005.

Our Days Sales Outstanding (or DSO) was 55 days at the end of the third quarter, compared with 45 days at the end of last quarter. The increase in DSO was primarily the result of the timing of the billings for the second year of the EAS subscription contracts for which most of the revenue is deferred during the quarter, and the timing of license sales during the quarter.

Deferred revenues were $12.3 million at September 30th, a decrease of $1 million over the previous quarter. The decrease was primarily due to the seasonality of our maintenance renewals.

Headcount at the end of the quarter was 177 versus 189 at the end of the second quarter.

Now I will turn the call over to Leon for his remarks.

Leon

Thank you, Michelle.

We were pleased with many aspects of our third quarter financial results.

We were profitable again for the second consecutive quarter with earnings-per-share increasing to 3-cents. Net income increased to $795,000, which is a $647,000 improvement over last quarter, and about $2.6 million better than the same quarter a year ago

The sequential increase in profit this quarter was due to two factors. First, we had certain marketing and severance costs in Q2 that were not repeated in Q3. Second, we took pro-active steps to control our headcount- and travel-related expenses in the quarter. Having said that, we continued to maintain our investment level in product development.

New customers added this quarter included The Bank of Nova Scotia, Baylor Health Care and PHH Corporation. We also expanded sales to our installed base, including additional contracts with Blue Cross/Blue Shield of Tennessee, Clark County School District and NationsRent.

As expected, we signed 4 Enterprise Advantage contracts in the third quarter, one of which is a three-year subscription. Two of these Enterprise Advantage customers were AstraZeneca Pharmaceuticals, and the Department of Justice.

We continue to see that Enterprise Advantage contracts drive our customers to standardize on Centra across their organizations and enhance our competitiveness in the marketplace. We also know that, on average, we can close larger-sized transactions and end-up with a broader customer base to which we can sell add-on products and services. Since introducing the Enterprise Advantage pricing options a little over a year ago, we’ve sold 23 such contracts with a Total Contract Value of $10.7 million.

On the products side of the business, we are pleased to have been awarded two prestigious industry awards for Centra 7.5 since shipping it in June. First, we won a Best of Show from the TechLearn organization, being recognized as having the best potential to change the future of the learning and training industry. Centra 7.5 was also named the winner of the Human Resource Executive Magazine Top Training Product of the Year Award for 2005. For this year’s competition, editors of Human Resource Executive Magazine selected Centra among other top products that clearly met their stated criteria of innovation and value to the Human Resource function.

Now let me take a few minutes to discuss our proposed merger with Saba. As I mentioned in our earnings call last quarter, Centra’s Board of Directors and management team evaluated a variety of strategic alternatives to create shareholder value going forward. In the end, it came down to deciding between investing in our organic ability to achieve growth or to merge with Saba. After an extensive process, we determined that our best option was to consummate this merger and create the largest enterprise learning software company in the world. From a products and services standpoint, the new company will be the only one with a complete blended learning solution. The synergy between our two companies is evident in that there is virtually no product overlap, and we already have over 40 joint customers — and many more where we could be working together. The combined business is expected to start off with a $100 million revenue run rate and approximately $45 million coming from recurring sources. We will have more than 1,100 active, revenue-producing enterprise customers, with up-sell and cross-sell potential for each other’s products and services. In terms of employees, we will integrate our sales teams to sell the complete suite, yet offer our solution in a modular fashion, with integration toolkits that enable customers to mix and match from multiple vendors, as we do today. Our partnerships with learning management system providers, content suppliers, and systems integrators are expected to remain intact. We believe the combination with Saba will create more scale in every aspect of our business.

We are very excited about the opportunity to merge with Saba and look forward to integrating more closely with them after the close, currently scheduled to occur at the beginning of next year.

In the meantime, Centra management and employees remain focused on the goals we laid out for you earlier. That is, to build a profitable application software business, that increases shareholder value.

The first key priority is an unwavering commitment to expand operating margins and profits. This will be achieved by a combination of growing the top-line, managing expenses, and optimizing our operating model.

Second, we will continue to drive our “go to market” campaign for Centra 7.5 and the new value-add modules. We have various projects underway that are showing promise.

Third, we are going into our fourth quarter with a plan to stay focused. This period has been historically strong for us from a bookings standpoint, and we expect to see deals in-progress turn into a sequential improvement in revenue for Q4.

Last, but not least, we are working with our employees and partners to prepare for a smooth transition into a combined Centra-Saba company. Executive-level integration planning is being done to insure that the combination gets off to a great start and is poised for success from the get-go.

Looking ahead, as we stated earlier, we continue to expect that Centra’s total revenues for 2005 will be slightly higher than revenues in 2004, and that we will improve operating margins year over year.

As we mentioned before, we will not have a Q & A segment at the conclusion of these remarks. Saba and Centra will file a joint proxy statement and prospectus with the SEC in connection with the proposed merger within the next 2 weeks. Investors and security holders are urged to read the joint proxy statement and prospectus when it becomes available because it will contain important information regarding Saba, Centra and the proposed merger. Saba and Centra intend to mail the joint proxy statement and prospectus to their respective stockholders once such joint proxy statement and prospectus is declared effective by the SEC.

This concludes our call today. Thank you for attending.